UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2014

NEOGEN CORPORATION

(Exact name of registrant as specified in its charter)

MICHIGAN	0-17988	38-2367843
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

620 Lesher Place Lansing, Michigan	48912
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 517-372-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

(a) The Audit Committee of Neogen Corporation (the “Company”) recently completed a competitive process to determine which audit firm would serve as the Company’s independent registered public accounting firm for the year ended May 31, 2014. On February 14, 2014 the Audit Committee determined to dismiss Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm, effective immediately.

The reports of EY on the Company’s consolidated financial statements as of and for the years ended May 31, 2012 and 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended May 31, 2012 and 2013, and through February 14, 2014, there were no (a) disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided EY with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from EY a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures as they relate to EY. A copy of EY’s letter dated February 14, 2014 is attached as Exhibit 16.1.

(b) Contemporaneous with the decision to dismiss EY, the Audit Committee engaged BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the year ended May 31, 2014, also to be effective immediately.

During the years ended May 31, 2012 and 2013 and the subsequent interim periods through February 14, 2014 the Company did not consult with BDO regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit:

16.1 Letter of Ernst & Young LLP, dated February 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION
(Registrant)

Date: February 14, 2014	/s/ Steven J. Quinlan
Steven J. Quinlan
Vice President, CFO & Secretary